SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                           Date of Report (Date of earliest event reported):  April 29, 2013

AVT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53372	11-3828743
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

341 Bonnie Circle, Suite 102, Corona, CA 92880
(Address of principal executive offices)

(951) 737-1057
(Registrant’s Telephone Number)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On April 29, 2013, the Board of Directors of the Company terminated its independent registered public accounting firm, StarkSchenkein, LLP, (“StarkSchenkein”).

StarkSchenkein did not issue any audit reports on the Company’s financial statements.

During the Company’s most recent fiscal year and any subsequent interim period preceding the termination of StarkSchenkein, there were no reportable events or disagreements with StarkSchenkein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of StarkSchenkein, would have caused the Company to make reference to the subject matter of the disagreement(s) in connection with this report, except as noted in the subsequent paragraph.

StarkSchenkein has advised the Company that it did not agree with the Company’s prior accounting treatment for convertible notes with derivative instrument, beneficial conversions and other features.  The Company authorized StarkSchenkein to respond fully to inquiries of the Company’s successor accountant concerning this subject matter.

The Company has provided a copy of this disclosure to StarkSchenkein, and requested that StarkSchenkein furnish the Company with a letter, within the time periods prescribed by Item 304 (a)(3) of Regulation S-K of Securities and Exchange Act of 1934, addressed to the Securities and Exchange Commission stating whether StarkSchenkein agrees with the statements made by the Company and, if not, stating the respects in which StarkSchenkein does not agree.

A copy of StarkSchenkein’s response to this Report on Form 8-K is attached hereto as Exhibit 16.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVT, Inc.
/s/	Natalie Russell ________________________
By:	Natalie Russell
Its:	Chief Financial Officer